Exhibit 5.1

+1 202 663 6060 (t)

+1 202 663 6363 (f)

www.wilmerhale.com

August 8, 2018

Thermo Fisher Scientific Inc.

168 Third Avenue

Waltham, Massachusetts 02451

Thermo Fisher Scientific (Finance I) B.V.

Takkebijsters 1

4817 BL Breda

Netherlands

Re: Floating Rate Senior Notes due 2020

Ladies and Gentlemen:

We have acted as U.S. counsel for Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by Thermo Fisher Scientific (Finance I) B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands and an indirect, wholly-owned subsidiary of the Company (“Thermo Fisher International”), of €600,000,000 aggregate principal amount of the Thermo Fisher International’s Floating Rate Senior Notes due 2020 (the “Notes”) pursuant to an underwriting agreement dated August 6, 2018 (the “Underwriting Agreement”) among Thermo Fisher International, the Company, as parent guarantor, and Merrill Lynch International, as underwriter. The Notes will be fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest on a senior unsecured basis by the Company (the “Guarantee” and together with the Notes, the “Securities”). The Securities will be issued pursuant to an indenture dated as of August 9, 2016 (the “Base Indenture”) among Thermo Fisher International, the Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture of even date herewith (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among Thermo Fisher International, the Company, as guarantor, and the Trustee, and will be subject to the Paying Agency Agreement (the “Paying Agency Agreement”) and the Calculation Agency Agreement (the “Calculation Agency Agreement”), each dated as of August 8, 2018, between Thermo Fisher International and The Bank of New York Mellon, London Branch, as paying agent and calculation agent, respectively.

As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-3 (File No. 333-209867) under the Securities Act of 1933, as amended (the “Securities Act”), on March 1, 2016, and the Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-209867) under the Securities Act on August 1, 2016 (such Registration Statement, as amended by the Post-Effective Amendment No. 1 thereto, the “Registration Statement”),

Wilmer Cutler Pickering Hale and Dorr LLP, 1875 Pennsylvania Avenue NW, Washington, DC 20006

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Thermo Fisher Scientific Inc.

Thermo Fisher Scientific (Finance I) B.V.

August 8, 2018

including the prospectus dated August 1, 2016 (the “Base Prospectus”), as supplemented by the preliminary prospectus supplement dated August 6, 2018 (the “Preliminary Prospectus Supplement”), and the prospectus supplement dated August 6, 2018 (the “Prospectus Supplement”).

We have examined and relied upon corporate or other proceedings of the Company regarding the authorization, execution and delivery of the Indenture, the Underwriting Agreement and the issuance of the Securities, the Paying Agency Agreement, the Calculation Agency Agreement, the Registration Statement, the Base Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, certificates of public officials, officers of the Company, directors of Thermo Fisher International and other persons, and such other documents, instruments and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents, and the completeness and accuracy of the corporate minute books of the Company.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

In rendering the opinions set forth below, we have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) the due execution and delivery, pursuant to due authorization, of the Indenture by the Trustee; (ii) that the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (iii) that the Indenture will be a valid and binding obligation of the Trustee; (iv) that the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; and (v) the accuracy of the opinion letter of Linklaters LLP, dated as of the date hereof and addressed to Thermo Fisher International. We have also assumed the due authentication of the Notes by the Trustee.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by Thermo Fisher International of the Indenture or the Securities or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Thermo Fisher Scientific Inc.

Thermo Fisher Scientific (Finance I) B.V.

August 8, 2018

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of the Indenture or the Securities, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the General Corporation Law of the State of Delaware. We also express no opinion herein with respect to compliance by the Company or Thermo Fisher International with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction. We have not acted as counsel for Thermo Fisher International with respect to matters of Dutch law or other applicable foreign law.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Company or Thermo Fisher International; (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof; (iv) that is in violation of public policy; (v) relating to indemnification and contribution with respect to securities law matters; (vi) that provides that the terms of any agreement may not be waived or modified except in writing; (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct; (viii) requiring the payment of penalties, consequential damages or liquidated damages or (ix) relating to choice of law or consent to jurisdiction.

On the basis of, and subject to, the foregoing, we are of the opinion that when the Securities have been duly executed by the Company and Thermo Fisher International, and the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Notes will constitute valid and binding obligations of Thermo Fisher International, enforceable against Thermo Fisher International in accordance with their terms, and the Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Thermo Fisher Scientific Inc.

Thermo Fisher Scientific (Finance I) B.V.

August 8, 2018

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner